FINANCE OF AMERICA REPORTS FOURTH QUARTER
AND FULL YEAR 2022 RESULTS
– Net loss for the year of $716 million or $3.06 basic loss per share entirely attributable to balance sheet adjustments and Mortgage Originations segment which has been discontinued –
– Adjusted net loss* of $61 million for the year, entirely attributable to businesses that have been discontinued or divested in first half of 2023 –
– Announced acquisition of AAG, further strengthening our market position in Reverse Mortgage Lending –

Plano, Texas (March 13, 2022): Finance of America Companies Inc., (“Finance of America” or the “Company”) (NYSE: FOA), a leading specialty finance and solutions platform, reported financial results for the quarter and year ended December 31, 2022.

Full Year 2022 Financial Highlights
•For the full year 2022, the Company recognized a net loss of $716 million or $3.06 basic loss per share. The Company recognized an adjusted net loss of $61 million.
•On an adjusted basis, the full year net loss is entirely attributable to the operational losses associated with the Mortgage Originations, Commercial Originations, and Lender Services segments. These segments are expected to be discontinued or divested by the end of Q2 2023.
•Announced the acquisition of the assets and operations of AAG, a leading reverse mortgage lender. The transaction has received regulatory approval, is scheduled to close on March 31, 2023 and is expected to create the leading U.S. reverse mortgage originator.
•Wind down of Mortgage Originations, announced in the fourth quarter of 2022, was completed in February 2023.
•During the first quarter of 2023, the Company announced the execution of definitive agreements for the sale of its Title Insurance and Commercial Originations businesses.
*See the sections titled “Reconciliation to GAAP” and “Non-GAAP Financial Measures” for reconciliations to the most directly comparable GAAP measures and other important disclosures.

Graham A. Fleming, President and Interim Chief Executive Officer commented, “Thank you to all our team members for their hard work and dedication over the past 12 months. 2022 was a transformative year for FOA. We made decisions to account for uncertainty in the residential mortgage market, while continuing to invest in areas where we see solid, sustainable growth. By divesting our non-core operations and adding to our reverse lending business, we are well-positioned for future growth and will continue to invest and expand on our strategy to help Americans achieve their retirement goals.”

Fourth Quarter Financial Summary

($ amounts in millions, except margin and per share data)			Variance (%)		Variance (%)			Variance (%)
	Q4'22	Q3'22	Q4'22 vs Q3'22	Q4'21	Q4'22 vs Q4'21	2022	2021	2022 vs 2021
	Successor	Successor		Successor		Successor	Combined (1)
Funded volume	$2,082	$4,187	(50)%	$8,793	(76)%	$19,771	$35,637	(45)%
Total revenue	94	71	32%	383	(75)%	573	1,736	(67)%
Total expenses and other, net	220	237	(7)%	364	(40)%	1,112	1,552	(28)%
Pre-tax net loss	(181)	(305)	41%	(1,362)	87%	(732)	(1,197)	39%
Net loss	(182)	(302)	40%	(1,336)	86%	(716)	(1,177)	39%
Pre-tax income (loss) excluding impairment of goodwill, intangibles, and other assets(2)	(127)	(167)	24%	18	(806)%	(540)	184	(393)%
Adjusted net income (loss)(3)	(56)	(20)	(180)%	70	(180)%	(61)	308	(120)%
Adjusted EBITDA(3)	(67)	(17)	(294)%	104	(164)%	(43)	456	(109)%
Basic loss per share	$(0.90)	$(1.35)	33%	$(6.61)	86%	$(3.06)	N/A	N/A
Diluted loss per share(4)	$(0.77)	$(1.35)	43%	$(6.72)	89%	$(3.12)	N/A	N/A
Adjusted diluted earnings (loss) per share(4)	$(0.30)	$(0.10)	(200)%	$0.37	(181)%	$(0.32)	$1.61	(120)%
(1) Financial results of combined successor and predecessor of the business combination with Replay.
(2) Calculated for each period as pre-tax income (loss) excluding impairment of goodwill, intangibles, and other assets.
(3) See Reconciliation to GAAP section for a reconciliation of Adjusted net income (loss) and Adjusted EBITDA to Net income (loss).
(4) Calculated on an if-converted basis. See Reconciliation to GAAP section for more detail.

Balance Sheet Highlights

($ amounts in millions)	December 31,	September 30,	Variance (%)
	2022	2022	Q4 2022 vs. Q3 2022
Cash and cash equivalents	$97	$169	(43)%
Securitized loans held for investment (HMBS & nonrecourse)	18,569	17,658	5%
Mortgage servicing rights (MSRs)	95	103	(8)%
Total assets	20,873	21,190	(1)%
Total liabilities	20,468	20,615	(1)%
Total equity	405	575	(30)%
Total tangible equity(1)	30	137	(78)%
(1) Total tangible equity calculated as total equity less intangible assets, net.
•Cash and cash equivalents ended the fourth quarter at $97 million. The $72 million decrease in cash was almost entirely attributable to operational losses associated with the Mortgage Originations segment.
•Securitized loans held for investment (HMBS & nonrecourse) increased by $911 million as a result of the completion of two securitizations of non-agency reverse mortgages during the quarter.
•Total assets declined 1% from prior quarter due to reduced loans held for sale related to the wind down of the Mortgage Originations segment.

•Total liabilities declined $147 million on a sequential quarter basis primarily due to reduced warehouse lines of credit related to the wind down of the Mortgage Originations segment.
•Total tangible equity decreased $107 million to $30 million, predominantly due to operational losses associated with the Mortgage Originations, Commercial Originations, and Lender Services segments.

Segment Results
Reverse Originations
The Reverse Originations segment generates revenue and earnings in the form of net origination gains and origination fees earned on the origination of reverse mortgage loans.

($ amounts in millions)			Variance (%)		Variance (%)			Variance (%)
	Q4'22	Q3'22	Q4'22 vs Q3'22	Q4'21	Q4'22 vs Q4'21	2022	2021	2022 vs 2021
	Successor	Successor		Successor		Successor	Combined (1)
Funded volume	$644	$1,135	(43)%	$1,322	(51)%	$4,834	$4,261	13%
Total revenue	30	72	(58)%	114	(74)%	289	389	(26)%
Impairment of goodwill, intangibles, and other assets	(4)	—	N/A	(408)	99%	(4)	(408)	99%
Pre-tax income (loss)	(10)	34	(129)%	(333)	97%	128	(165)	178%
Pre-tax income (loss) excluding impairment of goodwill, intangibles, and other assets	(6)	34	(118)%	75	(108)%	132	243	(46)%
(1) Financial results of combined successor and predecessor of the business combination with Replay.

•In 2022, Reverse Originations funded $4,834 million; an increase of 13% over 2021, which was driven by strong refinance volume in the first half of 2022 and an increase in new-to-reverse volumes.
•2022 revenue declined 26% from 2021 to $289 million due primarily to the impact of widening credit spreads experienced during the year, partially offset by higher volumes.
•2022 pre-tax income excluding impairment of goodwill, intangibles, and other assets of $132 million declined $111 million in line with the decline in revenue.

Portfolio Management
The Portfolio Management segment generates revenue and earnings in the form of gain on sale of loans, fair value gains or losses, interest income, servicing income, fees for underwriting, advisory and valuation services and other ancillary fees.

($ amounts in millions)			Variance (%)		Variance (%)			Variance (%)
	Q4'22	Q3'22	Q4'22 vs Q3'22	Q4'21	Q4'22 vs Q4'21	2022	2021	2022 vs 2021
	Successor	Successor		Successor		Successor	Combined (1)
Assets under management	$20,186	$19,871	2%	$18,974	6%	$20,186	$18,974	6%
Assets excluding HMBS and non-recourse obligations	1,617	2,560	(37)%	2,431	(33)%	1,617	2,431	(33)%
Mortgage servicing rights (MSRs)	95	103	(8)%	428	(78)%	95	428	(78)%
Total revenue	30	(104)	129%	(29)	203%	(220)	17	(1394)%
Impairment of goodwill, intangibles, and other assets	—	(4)	100%	(12)	100%	(4)	(12)	67%
Pre-tax income (loss)	3	(135)	102%	(69)	104%	(347)	(109)	(218)%
Pre-tax income (loss) excluding impairment of goodwill, intangibles, and other assets	3	(131)	102%	(57)	105%	(343)	(97)	(254)%
(1) Financial results of combined successor and predecessor of the business combination with Replay.

•2022 assets under management grew 6% to $20,186 million compared to 2021. This growth is directly attributable to the eight securitizations completed during the year.
•2022 revenue was materially impacted by negative fair value adjustments on assets held for investment and related liabilities as we updated model assumptions to account for higher credit spreads and increased interest rates experienced during the year. The residual value of assets subject to nonrecourse debt within the securitization trusts as of December 31, 2022 was $110 million, down from $390 million as of December 31, 2021.

Lender Services
The Lender Services business generates revenue and earnings in the form of lender service support fees.

($ amounts in millions)			Variance (%)		Variance (%)			Variance (%)
	Q4'22	Q3'22	Q4'22 vs Q3'22	Q4'21	Q4'22 vs Q4'21	2022	2021	2022 vs 2021
	Successor	Successor		Successor		Successor	Combined (1)
Total revenue	$37	$44	(16)%	$83	(55)%	$215	$328	(34)%
% of revenue from third-party clients	80%	80%	—%	82%	(2)%	80%	81%	(1)%
Impairment of goodwill, intangibles, and other assets	$(48)	$—	N/A	$(110)	56%	$(48)	$(110)	56%
Pre-tax loss	(65)	(11)	(491)%	(101)	36%	(73)	(71)	(3)%
Pre-tax income (loss) excluding impairment of goodwill, intangibles, and other assets	(17)	(11)	55%	9	(289)%	(25)	39	(164)%
(1) Financial results of combined successor and predecessor of the business combination with Replay.

•On February 1, the Company entered into an agreement to sell its Title Insurance Businesses. The transaction is expected to close in the second quarter of 2023. For additional detail, please refer to the Company’s Current Report on Form 8-K filed with the SEC on February 2, 2023.

Commercial Originations
During the period, the Commercial Originations segment provided business purpose lending solutions for residential real estate investors. The Commercial Originations segment generated revenue and earnings in the form of net origination gains and origination fees earned on the origination of mortgage loans.

($ amounts in millions)			Variance (%)		Variance (%)			Variance (%)
	Q4'22	Q3'22	Q4'22 vs Q3'22	Q4'21	Q4'22 vs Q4'21	2022	2021	2022 vs 2021
	Successor	Successor		Successor		Successor	Combined (1)
Funded volume	$300	$355	(15)%	$580	(48)%	$1,768	$1,769	—%
Total revenue	13	12	8%	30	(57)%	59	95	(38)%
Impairment of goodwill, intangibles, and other assets	—	(6)	100%	(76)	100%	(6)	(76)	92%
Pre-tax loss	(5)	(12)	58%	(68)	93%	(31)	(58)	47%
Pre-tax income (loss) excluding impairment of goodwill, intangibles, and other assets	(5)	(6)	17%	8	(163)%	(25)	18	(239)%
(1) Financial results of combined successor and predecessor of the business combination with Replay.

•On February 19, the Company entered into an agreement to sell certain operational assets of our Commercial Originations segment. The transaction is expected to close mid-March. For additional detail, please refer to the Company’s Current Report on Form 8-K filed with the SEC on February 21, 2023.

Mortgage Originations
During the period, the Mortgage Originations segment generated revenue through fee income from loan originations and gain on sale of mortgage loans into the secondary market.

($ amounts in millions)			Variance (%)		Variance (%)			Variance (%)
	Q4'22	Q3'22	Q4'22 vs Q3'22	Q4'21	Q4'22 vs Q4'21	2022	2021	2022 vs 2021
	Successor	Successor		Successor		Successor	Combined (1)
Funded volume (Total)	$1,137	$2,697	(58)%	$6,891	(84)%	$13,169	$29,607	(56)%
Funded volume (Purchase)	951	2,278	(58)%	3,405	(72)%	9,331	13,323	(30)%
Funded volume (non-agency)	192	504	(62)%	1,242	(85)%	2,760	4,068	(32)%
Net rate lock volume	345	2,474	(86)%	6,198	(94)%	11,936	28,952	(59)%
Mortgage originations margin	(2.16)%	1.87%	(216)%	2.52%	(186)%	1.94%	2.86%	(32)%
Total revenue	$(1)	$61	(102)%	187	(101)%	299	959	(69)%
Impairment of goodwill, intangibles, and other assets	—	(129)	100%	(775)	100%	(129)	(775)	83%
Pre-tax loss	(68)	(170)	60%	(783)	91%	(294)	(679)	57%
Pre-tax income (loss) excluding impairment of goodwill, intangibles, and other assets	(68)	(41)	(66)%	(8)	(750)%	(165)	96	(272)%
(1) Financial results of combined successor and predecessor of the business combination with Replay.

•On October 20, 2022, the Company announced its decision to wind down the operations of the Mortgage Originations segment, other than the Home Improvement channel. This commenced in the fourth quarter and was completed on February 28, 2023. Please refer to the Company’s Current Report on Form 8-K filed with the SEC on March 6, 2023 for additional information.

Reconciliation to GAAP

($ amounts in millions)	Q4'22	Q3'22	Q4'21	2022	2021
	Successor				Combined (1)

Reconciliation of net loss to adjusted net income loss and adjusted EBITDA	$(182)	$(302)	$(1,336)	$(716)	$(1,177)
Add back: Benefit (provision) for income taxes	(1)	3	(26)	16	20
Net loss before taxes	(181)	(305)	(1,362)	(732)	(1,197)
Adjustments for:
Changes in fair value(2)	12	116	52	335	108
Amortization and impairment of goodwill, intangibles, and other assets(3)	66	152	1,395	246	1,422
Share-based compensation(4)	6	7	11	28	32
Certain non-recurring costs(5)	21	3	—	42	53
Adjusted net income (loss) before taxes	(76)	(27)	96	(81)	418
(Provision) benefit for income taxes(6)	20	7	(26)	20	(110)
Adjusted net income (loss)	(56)	(20)	70	(61)	308
Provision (benefit) for income taxes(6)	(20)	(7)	26	(20)	110
Depreciation	2	3	1	10	10
Interest expense on non-funding debt	7	7	7	28	28
Adjusted EBITDA	$(67)	$(17)	$104	$(43)	$456
OTHER KEY METRICS
Cash paid for income taxes	$—	$—	$—	$—	$2

($ amounts in millions except shares and $ per share)	Q4'22	Q3'22	Q4'21	2022	2021
	Successor				Combined (1)
GAAP PER SHARE MEASURES
Net loss attributable to controlling interest	$(57)	$(85)	$(395)	$(191)	(252)
Weighted average outstanding share count	63,204,118	62,804,809	59,806,378	62,298,532	N/A
Basic loss per share	$(0.90)	$(1.35)	$(6.61)	$(3.06)	N/A
If-converted method net earnings (loss)	(145)	(85)	(1,273)	(587)	N/A
Weighted average diluted share count	187,822,266	62,804,809	189,436,869	188,236,513	N/A
Diluted earnings (loss) per share	$(0.77)	$(1.35)	$(6.72)	$(3.12)	N/A

NON-GAAP PER SHARE MEASURES
Adjusted net income (loss)	$(56)	(20)	$70	$(61)	$308
Weighted average diluted share count	187,822,266	187,877,936	189,436,869	188,236,513	190,745,873
Adjusted diluted earnings (loss) per share	$(0.30)	(0.10)	$0.37	$(0.32)	$1.61

(1) Financial results of combined successor and predecessor of the business combination with Replay.
(2) Changes in fair value include changes in fair value of loans and securities held for investment and related obligations, deferred purchase price obligations, warrant liability, and minority investments.
(3) Successor period amortization includes amortization of intangibles recognized from the business combination with Replay and impairment charges to goodwill, intangibles, and certain other long lived assets recognized during the periods presented.
(4) Funded 85% by the non-controlling shareholders.
(5) Certain non-recurring costs relate to various one-time expenses and adjustments that management believes should be excluded as these do not relate to a recurring part of the core business operations. These items include certain one-time charges including amounts recognized for settlement of legal and regulatory matters, acquisition related expenses and other one-time charges.
(6) We applied an effective combined corporate tax rate to adjusted consolidated pre-tax income (loss) for the respective period to determine the tax effect of adjusted consolidated net income (loss).

Finance of America Companies Inc. and Subsidiaries Selected Financial Information Consolidated Statements of Financial Condition (In thousands, except share data) (Unaudited)

	December 31, 2022	September 30, 2022

ASSETS
Cash and cash equivalents	$97,361	$169,072
Restricted cash	180,075	210,147
Loans held for investment, subject to HMBS related obligations, at fair value	11,114,100	10,916,551
Loans held for investment, subject to nonrecourse debt, at fair value	7,454,638	6,741,391
Loans held for investment, at fair value	907,998	1,307,413
Loans held for sale, at fair value	315,978	859,650
MSR, at fair value, $60,562 and $59,800 subject to nonrecourse MSR financing liability, respectively	95,096	103,069
Derivative assets	2,354	89,899
Fixed assets and leasehold improvements, net	19,015	19,828
Intangible assets, net	374,555	438,300
Other assets, net	311,485	334,577
TOTAL ASSETS	$20,872,655	$21,189,897

LIABILITIES AND EQUITY
HMBS related obligations, at fair value	$10,996,755	$10,784,841
Nonrecourse debt, at fair value (includes amounts due to related parties of $0 and $142,435, respectively)	7,343,177	6,745,526
Other financing lines of credit	1,455,369	2,305,999
Payables and other liabilities	273,111	395,635
Notes payable, net (includes amounts due to related parties of $46,790 and $0, respectively)	399,402	382,810
TOTAL LIABILITIES	20,467,814	20,614,811

EQUITY
Class A Common Stock, $0.0001 par value; 6,000,000,000 shares authorized; 63,423,356 shares issued and outstanding at December 31, 2022	6	6
Class B Common Stock, $0.0001 par value; 1,000,000 shares authorized; 14 shares issued and outstanding at December 31, 2022	—	—
Additional paid-in capital	888,488	876,140
Accumulated deficit	(634,295)	(577,272)
Accumulated other comprehensive loss	(273)	(367)
Noncontrolling interest	150,915	276,579
TOTAL EQUITY	404,841	575,086
TOTAL LIABILITIES AND EQUITY	$20,872,655	$21,189,897

Finance of America Companies Inc. and Subsidiaries Selected Financial Information Consolidated Statements of Operations (In thousands, except share data)

	Q4'22	Q3'22	Q4'21	2022	2021
	Successor				Combined(1)
	(Unaudited)				(Unaudited)
REVENUES
Gain (loss) on sale and other income from loans held for sale, net	$(15,318)	$36,179	$166,853	$211,018	$855,859
Net fair value gains (losses) on mortgage loans and related obligations	98,522	(6,376)	88,090	104,194	418,413
Fee income	45,332	70,512	149,476	362,130	547,436
Net interest expense:
Interest income	5,888	12,022	14,912	47,636	56,586
Interest expense	(40,837)	(41,236)	(36,377)	(151,737)	(142,060)
Net interest expense	(34,949)	(29,214)	(21,465)	(104,101)	(85,474)
TOTAL REVENUES	93,587	71,101	382,954	573,241	1,736,234

EXPENSES
Salaries, benefits, and related expenses	113,570	146,385	231,374	663,325	1,006,635
Occupancy, equipment rentals, and other office related expenses	6,286	7,003	8,386	28,389	30,986
General and administrative expenses	95,288	105,533	131,335	456,901	519,449
TOTAL EXPENSES	215,144	258,921	371,095	1,148,615	1,557,070
IMPAIRMENT OF GOODWILL, INTANGIBLES, AND OTHER ASSETS	(54,325)	(138,184)	(1,380,630)	(192,509)	(1,380,630)
OTHER, NET	(5,403)	21,330	6,287	35,831	5,250
NET LOSS BEFORE INCOME TAXES	(181,285)	(304,674)	(1,362,484)	(732,052)	(1,196,216)
Provision (benefit) for income taxes	725	(2,974)	(26,197)	(16,524)	(19,534)
NET LOSS	(182,010)	(301,700)	(1,336,287)	(715,528)	(1,176,682)
CRNCI	—	—	—	—	4,260
Noncontrolling interest	(124,987)	(217,214)	(940,839)	(524,846)	(929,001)
NET LOSS ATTRIBUTABLE TO CONTROLLING INTEREST	$(57,023)	$(84,486)	$(395,448)	$(190,682)	$(251,941)

LOSS PER SHARE
Basic weighted average shares outstanding	63,204,118	63,204,118	59,806,378	62,298,532	N/A
Basic net loss per share	$(0.90)	$(1.35)	$(6.61)	$(3.06)	N/A
Diluted weighted average shares outstanding	187,822,266	62,804,809	189,436,869	188,236,513	N/A
Diluted loss per share	$(0.77)	$(1.35)	$(6.72)	$(3.12)	N/A
(1) Financial results of combined successor and predecessor of the business combination with Replay.

Webcast and Conference Call
Management will host a webcast and conference call on Monday, March 13th at 5:00 pm Eastern Time to discuss the Company’s results for the fourth quarter and full year ended December 31, 2022. A copy of the press release and investor presentation will be posted prior to the call under the “Investors” section on Finance of America’s website at https://www.financeofamerica.com/investors.
To listen to the audio webcast of the conference call, please visit the “Investors” section of the Company's website at https://www.financeofamerica.com/investors. The conference call can also be accessed by dialing the following:
a.1-844-200-6205 (Domestic)
b.1-929-526-1599 (International)
c.Conference ID: 095724

Replay
A replay of the call will also be available on the Company's website approximately two hours after the conclusion of the conference call through March 28, 2023. To access the replay, dial 1-866-813-9403 (United States) or +44 204 525 0658 (International). The replay pin number is 148194. The replay can also be accessed on the “Investors” section of the Company's website at https://www.financeofamerica.com/investors.

About Finance of America
Finance of America (NYSE: FOA) is a specialty finance consumer lending platform that provides customers with access to an innovative range of flexible solutions including reverse mortgages and home improvement loans. In addition, FOA offers complementary lending services to enhance the customer experience, as well as capital markets and portfolio management capabilities to optimize distribution to investors. FOA is headquartered in Plano, Texas. For more information, please visit www.financeofamerica.com.

Forward-Looking Statements
This release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are not historical facts or statements of current conditions, but instead represent only management’s beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company’s control. It is possible that our actual results, financial condition and liquidity may differ, possibly materially, from the anticipated results, financial condition and liquidity in these forward-looking statements. The Company’s actual results may differ from its expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions (or the negative versions of such words or expressions) are intended to identify such forward-looking statements. The Company cautions readers not to place undue reliance upon any forward-looking statements, which are current only as of the date of this release. Results for any specified quarter are not necessarily indicative of the results that maybe expected for the full year or any future period. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based, except as required by law. All subsequent written and oral forward-looking statements concerning the Company or other matters and attributable to the Company or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. A number of important factors exist that could cause future results to differ materially from historical performance and these forward-looking statements. Factors that might cause such a difference include, but are not limited to: the transformation of our business the transformation of our business from a vertically-integrated, diversified lending platform to a focused, reverse mortgage lending business; our ability to obtain sufficient capital and liquidity to meet the financing and operational requirements of our business, and our ability to comply with our debt agreements and pay down our substantial debt; our proposed acquisition of American Advisors Group, as well as the proposed sale of our Incenter subsidiaries and their respective expected benefits and increased liquidity, anticipated cost savings, financial and accounting impact, and timing; our ability to successfully and timely integrate the business of American Advisors Group into the legacy business of the Company; the possibility that the Company may be adversely affected by other economic, business and/or competitive factors in our business markets worldwide financial markets, including a sustained period of higher interest rates; our ability to respond to significant changes in prevailing interest rates, and to develop a profitable business; our ability to manage disruptions in the secondary home loan market, including the mortgage-backed securities market; our ability to finance and recover costs of our reverse servicing operations; our ability to manage changes in our licensing status, business relationships, or servicing guidelines with Ginnie Mae, HUD or other governmental entities; our geographic market concentration if the economic conditions in our current markets should decline or as a result of natural disasters; our use of estimates in measuring or determining the fair value of the majority of our assets and liabilities, which may require us to write down the value of these assets or write up the value of these liabilities if they prove to be incorrect; our ability to manage various legal proceedings and compliance matters, federal or state governmental examinations and enforcement investigations we are subject to from time to time, including consumer protection laws applicable to reverse mortgage lenders, which may be highly complex and slow to develop, and results are difficult to predict or estimate; our ability to prevent cyber intrusions and mitigate cyber risks; our ability to compete with national banks, which are not subject to state licensing and operational requirements; our holding company status and dependency on distributions from Finance of America Equity Capital LLC; our “controlled company” status under New York Stock Exchange rules, which exempts us from certain corporate governance requirements and affords stockholders fewer protections; our substantial number of shares of Class A common stock issuable upon conversion of Finance of America Equity Capital LLC Units, which may dilute your investment, and the sale of which could cause significant downward pricing pressure on our stock; and our common stock trading history has been characterized by low trading volume, which may result in an inability to sell your shares at a desired price, if at all.
All of these factors are difficult to predict, contain uncertainties that may materially affect actual results and may be beyond our control. New factors emerge from time to time, and it is not possible for our management to predict all such factors or to assess the effect of each such new factor on our business. Although we believe that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and any of these statements included herein may prove to be inaccurate. Given the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by us or any other person that the results or conditions described in such statements, or our objectives and plans will be achieved. Please refer to Risk Factors included in our Annual Report on Form 10-K for the year ended December 31, 2021, originally filed with the Securities and Exchange Commission (the “SEC”) on March 15, 2022, for further information on these and other risk factors affecting us, as such factors may be amended and updated from time to time in the Company’s subsequent periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov.

Non-GAAP Financial Measures
The Company’s management evaluates performance of the Company through the use certain non-GAAP financial measures, including Adjusted Net Income, Adjusted EBITDA, and Adjusted Diluted Earnings per Share.
We define Adjusted Net Income as net income adjusted for change in fair value of loans and securities held for investment due to assumption changes, change in fair value of deferred purchase price obligations (including earnouts and TRA obligations), warrant liability, and minority investments, amortization and other impairments, equity based compensation, and certain non-recurring costs.
We define Adjusted EBITDA as Adjusted Net Income (defined above) adjusted for taxes, interest on non-funding debt and depreciation.
We define Adjusted Diluted Earnings Per Share as Adjusted Net Income (defined above) divided by our weighted average diluted share count, which includes our issued and outstanding Class A Common Stock shares plus Finance of America Equity Capital LLC’s Class A LLC units owned by our noncontrolling interests on an if-converted basis.
The presentation of non-GAAP measures is used to enhance investors’ understanding of certain aspects of our financial performance. This discussion is not meant to be considered in isolation, superior to, or as a substitute for the directly comparable financial measures prepared in accordance with U.S. Generally Accepted Accounting Principles ("GAAP"). Management believes these key financial measures provide an additional view of our performance over the long-term and provide useful information that we use in order to maintain and grow our business.
These non-GAAP financial measures should not be considered as an alternate to (i) net income (loss) or any other performance measures determined in accordance with GAAP or (ii) operating cash flows determine in accordance with GAAP. Adjusted Net Income, Adjusted EBITDA, and Adjusted Diluted Earnings per Share have important limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Some of the limitations of these metrics are: (i) cash expenditures for future contractual commitments; (ii) cash requirements for working capital needs; (iii) cash requirements for certain tax payments; and (iv) all non-cash income/expense items.
Because of these limitations, Adjusted Net Income, Adjusted EBITDA, and Adjusted Diluted Earnings per Share should not be considered as measures of discretionary cash available to us to invest in the growth of our business or distribute to stockholders. We compensate for these limitations by relying primarily on our GAAP results and using our non-GAAP financial measures only as a supplement. Users of our interim unaudited consolidated financial statements are cautioned not to place undue reliance on our non-GAAP financial measures.

Contacts:
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